U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM SB-2, Amendment No. 1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

DGT CORP.
(Exact name of Registrant as specified in its charter)

NEVADA	E.I.N. Number pending
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number Pending)

No. D2003 Gahood Villas, Baizin Zhuang, Hou Sha Yu, Shunyi District, Beijing 101300, China	The Nevada Agency and Trust Company 50 West Liberty Street, Suite 880 Reno, Nevada 89501 (775) 322-0626
(Name and address of principal executive offices)	(Name, address and telephone of agent for service)

Registrant's telephone number, including area code:	(86) 130-7113-7549
Approximate date of commencement of proposed sale to the public:	As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|

If any of the securities being registered on the Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. | |

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. |__|

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED	PROPOSED MAXIMUM OFFERING PRICE PER SHARE (1)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE (2)	AMOUNT OF REGISTRATION FEE (3)
Common Stock	2,700,000 shares	$0.01	$27,000	$14.57

(1)	This price was arbitrarily determined by DGT Corp.
(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) under the Securities Act.
(3)	Previously paid

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

SUBJECT TO COMPLETION, Dated October 5, 2006

PROSPECTUS
DGT Corp.
2,700,000
COMMON STOCK
INITIAL PUBLIC OFFERING
___________________

Existing shareholders of DGT Corp. are selling 2,700,000 shares of common stock at an offering price of $0.01 per share for the duration of the offering, on a best efforts basis, no minimum, and 2,700,000 shares maximum. There is no escrow account. Our offering is being made on a self-underwritten basis. We will not receive any proceeds from the resale of shares of our common stock by the selling security holders. We will pay all of the expenses of this offering. The offering will be for a maximum period of 90 days from the date of this Prospectus and may be extended for an additional 90 days if we so choose to do so.

Our common stock is presently not traded on any market or securities exchange. The sales price to the public is fixed at $0.01 per share until such time as the shares of our common stock are traded on the NASD Over-The-Counter Bulletin Board. Although we intend to apply for quotation of our common stock on the NASD Over-The-Counter Bulletin Board, public trading of our common stock may never materialize. If our common stock becomes traded on the NASD Over-The-Counter Bulletin Board, then the sale price to the public will vary according to prevailing market prices or privately negotiated prices by the selling shareholders.

The following table sets forth the information for the shares which are being offered by the selling shareholders of the Company:

	Offering Price	Underwriting Discounts and Commissions	Proceeds to Selling Shareholders
Per Share	$0.01	None	$0.01
Total	$27,000	None	$27,000

OUR BUSINESS IS SUBJECT TO MANY RISKS AND AN INVESTMENT IN OUR COMMON STOCK WILL ALSO INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD INVEST IN OUR COMMON STOCK ONLY IF YOU CAN AFFORD TO LOSE YOUR ENTIRE INVESTMENT. YOU SHOULD CAREFULLY CONSIDER THE VARIOUS RISKS DESCRIBED IN THE SECTION “RISK FACTORS” ON page 8 of this prospectus (read this section carefully) before investing in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this Prospectus is: October 5, 2006.

PAGE
SUMMARY OF PROSPECTUS	6
RISK FACTORS	8
RISKS RELATED TO OUR BUSINESS AND OUR COMPANY	8
1. Because we are a development stage company, our ability to continue as a going concern is dependent upon our ability to obtain future financing and conduct successful operations.	8
2. Because we have only recently commenced business operations, we face a high risk of business failure due to our inability to predict the success of our business.	8
3. Because our plan is to acquire other businesses that our capatible with our business, we may face consequences that will negatively affect our current operations.	8
4. Because we have a limited operating history from which to predict our future and we have limited resources for the next twelve months, there can be no assurance that we will be profitable.	8
5. Because we are a start up company, we will incur higher expenses compared to revenues, and if we are unable to generate revenues to offset our expenses going forward, our business will fail.	9
6. Because the demand for our services is inherently seasonal in nature, our inability to effectively manage cash flows could harm our business.	9
7. Because our success is tied to the quality and market acceptance of our services, our inability to offer services that appeal to the consuming public could harm our business.	9
8. We may be unsuccessful in generating revenues from digital services, which would adversely affect our results of operations.	9
9. Because our industry is subject to rapid technological changes, we may not be able to keep up with demand, which could negatively affect our business.	10
10. If we are unable to hire staff to manage our operations, our growth could harm our future business results and may strain our managerial and operational resources.	10
11. The loss of our key personnel or the failure to hire and retain qualified personnel will substantially harm our business.	10
12. Because our management is inexperienced in running a photo retouching business, our business plan may fail.	10
13. Because one of our major shareholders, Mr. Romel Alibudbud, owns 66.67% of our outstanding common stock, investors may find that corporate decisions influenced by Mr. Alibudbud are inconsistent with the best interests of other stockholders.	10

14. Because a major shareholder, Mr. Romel Alibudbud, owns 66.67% of our outstanding common stock, any future decisions he may make concerning the sale of his shares could have a negative impact on the price of our stock.	11
15. Because we rely on our information systems and technology to carry on our business, we may suffer operating obstacles that will be detrimental if these systems fail or have complications.	11
16. Because we depend substantially on third parties, over whom we have no control, to effectively provide high quality professional photo retouching services, their failure to properly provide such services may negatively affect our success.	11
17. If our third party distributors are in financial jeopardy, we will be directly harmed.	11
18. Because the success of our services depends upon market forces and consumer appetites, we cannot guarantee that our services will achieve market acceptance.	11
19. In the event that we are unable to successfully compete within other photo retouching businesses, we may not be able to achieve profitable operations.	12
RISKS RELATED TO OUTSOURCING IN A FOREIGN COUNTRY	12
20. In the event that we are unable to successfully retain our outsourcing services, we may not be able to achieve profitable operations.	12
21. Outsourcing our services to a third party in China may result in unwanted consequences harmful to our business.	12
22. Because of the location of the outsourcing facility it may be difficult or impossible to enforce contract obligations or to seek indemnification/contribution for injuries sustained by our customers in service-liability related cases.	13
RISKS RELATED TO GOVERNMENT REGULATION AND SUPERVISION	13
23. If negative changes in international trade agreements and regulations occur, our business could be substantially harmed.	13
24. Because our operations, including our transmission of digital images over the Internet, are subject to various government state, local, and private consumer protection and other regulatory authorities, we may be forced out of business by regulatory compliance that we are unable to bear.	13
25. New legislation, including the Sarbanes-Oxley Act of 2002, may increase our cost to remain in compliance with the federal securities regulations and make it more costly for us to retain or attract officers and directors.	14
RISKS RELATED TO LACK OF DIVIDENDS	14
26. Because we will not pay dividends in the foreseeable future and it is entirely possible that we may never pay dividends, your only real expectation of a profit lies with capital appreciation, but to date a market has not developed.	14
RISKS RELATED TO THIS OFFERING	14
27. If a market for our common stock does not develop, shareholders may be unable to sell their shares.	14

28. If the selling shareholders sell a large number of shares all at once or in blocks, the market price of our shares would most likely decline.	15
29. Because we will subject to the “Penny Stock” rules once our shares are quoted on the NASD Over-the-Counter Bulletin Board the level of trading activity in our stock may be reduced.	15
30. If our shares are quoted on the NASD Over-the-Counter Bulletin Board, we will be required to remain current in our filings with the SEC. Our securities will not be eligible for quotation if we are not current in our filings with the SEC.	15
USE OF PROCEEDS	16
DETERMINATION OF OFFERING PRICE	16
DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES	16
SELLING SECURITY HOLDERS	17
PLAN OF DISTRIBUTION	18
LEGAL PROCEEDINGS	19
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS	19
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	21
DESCRIPTION OF SECURITIES	22
INTEREST OF NAMED EXPERTS AND COUNSEL	23
DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	24
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	24
DESCRIPTION OF BUSINESS	24
PLAN OF OPERATION	27
DESCRIPTION OF PROPERTY	30
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	30
DIVIDEND POLICY	32
EXECUTIVE COMPENSATION	32
REPORTS TO SECURITY HOLDERS	34
FINANCIAL STATEMENTS	34
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	35
LEGAL MATTERS	35
WHERE YOU CAN FIND MORE INFORMATION	35
DEALER PROSPECTUS DELIVERY OBLIGATION	36
INFORMATION NOT REQUIRED IN PROSPECTUS	37
EXHIBITS	39

SUMMARY OF PROSPECTUS

Business Summary

We were incorporated on April 17, 2006 as DGT Corp., under the laws of the State of Nevada. Our fiscal year end is March 31. We currently operate our business out of office space located at No D2003 Gahood Villas, Baizin Zhuang, Ho Shy Yu, Shunyi District, Beijing 101300, China. Our telephone number and email address are (86) 130-7113-7549 and dgtcorp@gmail.com.

We provide professional digital photo editing service for photo studios. Presently, we are targeting potential customers in North America, with plans to expand globally. Our primary focus is photo retouching and we will gradually move into photo restoration, additional forms of photo editing services, and photo album assembling and resale. Examples of our photo retouching services include removing imperfections, scratches, blemishes, braces, fly-away hair, sun spots, cropping, and the addition of different backgrounds or special effects.

Under an agreement dated June 1, 2006, our services are provided by Dolphin Industries Limited (“Dolphin”), a photo editing company headquartered in Hong Kong with outsourcing facilities located in China. We have established a good relationship with Dolphin and feel that, in the absence of any unusual circumstances, the company’s services will be available according to our needs. We currently have a service contract with Dolphin and will be operating principally on a per order basis.

We are currently undergoing testing on our file transmission capabilities and quality of photo editing services. Concurrently, we are working with certain photography studios that have allowed us to compare cost, turnaround time, and the quality of our photo editing services to their own in-house departments. If testing is proven to be successful, we will seek contracts with a few photo studios in North America to establish minimal revenues, but more importantly to further test our photo editing services under live circumstances. We are in preliminary negotiations with a number of established, mid-size photography studios in the United States and Canada that require a fairly large volume of photo editing services. Upon proven success with these photo studios, we intend to actively pursue additional customers that possess working relationships with learning institutions such as high schools, colleges, and universities which will allow us to demonstrate our services.

Once all of the procedures and quality processes have been tested with the photographic studios, we will enter the second stage of development by creating a web Portal/web Server based on the same server in Hong Kong. All internet traffic between our outsourcing facility in China and rest of the world will go through our Hong Kong Server.

Offering By Selling Shareholders

A group of selling shareholders is endeavoring to sell 2,700,000 of the 9,000,000 shares of total outstanding common stock in this offering. The percentage of total outstanding common stock being offered by the selling shareholders is 30%. The price at which the selling shareholders offer their shares is a fixed price of $0.01 per share, or if a market for the stock develops, then the actual price of stock will be determined by market factors. We will not receive any proceeds from the sale of the common stock by the selling shareholders.

The Offering - Following is a brief summary of this offering:

Securities Being Offered	Up to 2,700,000 shares of common stock from selling shareholders (authorized 90,000,000) with par value of $0.001 per share. Preferred stock authorized is 10,000,000 with par value of $0.001.

Offering Price Per Share by Selling Shareholders
$0.01 for the duration of the offering. We intend to apply to the NASD Over-The-Counter Bulletin Board to allow the trading of our common stock upon our becoming a reporting entity under the Security Exchange Act of 1934. If our common stock becomes so traded and a market for the stock develops, the actual price of stock will be determined by market factors and the independent decisions of the selling shareholders.

Common Stock Outstanding Prior to Offering	9,000,000
Common Stock Outstanding After the Offering	9,000,000
Minimum Number of Shares To Be Sold in This Offering	None
Use of Proceeds
We will not receive any proceeds from the sale of the common stock offered through this Prospectus by the selling shareholders. We will incur offering expenses, including filing, printing, legal, accounting, and other expenses estimated at $60,000. See “Use of Proceeds.”

Offering Period	The shares are being offered for a period not to exceed 90 days from the date this Prospectus is effective with the Securities and Exchange Commission, unless extended by us for an additional 90 days.

Summary of Financial Data

Our financial statements as of June 30, 2006 included with this Prospectus are summarized below. See “Financial Statements” for more detail.

Balance Sheet Data	From inception April 17, 2006, to June 30, 2006 (Audited).
Cash	$42,665
Total Assets	$94,177
Liabilities	$10,962
Total Stockholder’s Equity	$83,215

Statement of Loss and Deficit	From inception April 17, 2006, to June 30, 2006 (Audited).
Revenue	$0.0
Loss for the Period	$(6785)

RISK FACTORS

An investment in our common stock involves a number of very significant risks. You should carefully consider the following risks and uncertainties in addition to other information in this Prospectus in evaluating our Company and our business before purchasing shares of our Company's common stock. Our business, operating results, and financial condition could be seriously harmed due to any of the following risks. You could lose all or part of your investment due to any of these risks.

RISKS RELATED TO OUR BUSINESS AND OUR COMPANY

1.	Because we are a development stage company, our ability to continue as a going concern is dependent upon our ability to obtain future financing and conduct successful operations.

We are a development stage company involved primarily in providing a professional service of digital photo editing for photo studios. We do not have a meaningful historical record of sales and revenues nor an established business track record. We have not earned any since our inception, which makes it difficult to evaluate whether we will operate profitably. Operating expenses from inception to period ended June 30, 2006, totaled $6,785, and we experienced a net loss of $6,785 against no revenue. Our accumulated deficit for the period ended June 30, 2006 is $6,785. Our future is dependent upon our ability to obtain financing and upon future profitable operations. We plan to seek additional funds through private placements of our common stock and/or through debt financing. In the event we are unsuccessful in obtaining additional funds and/or operating profitably, the business will fail and you will lose your entire investment.

2.	Because we have only recently commenced business operations, we face a high risk of business failure due to our inability to predict the success of our business.

Unanticipated problems, expenses, and delays are frequently encountered in providing and outsourcing high quality photo retouching services. As of the date of the Prospectus, we have not encountered any major problems in dealing with our outsourcing facility in China. This does not imply, however, that we will not face any problems in our future endeavors. Our ability to successfully outsource professional photo retouching services as well as other related services will depend on our ability to, among other things:

▪	successfully develop and operate our retouching facilities or enter into agreements with third parties to perform these functions on our behalf;
▪	successfully market, distribute, and sell our services or enter into agreements with third parties to perform these functions on our behalf; and
▪	obtain the financing required to implement our business plan.

3.	Because our plan is to acquire other businesses that our capatible with our business, we may face consequences that will negatively affect our current operations.

We may attempt to acquire other businesses that are compatible with our business, but we have no current understanding, agreement, or arrangement to make any acquisitions. Acquisitions could result in unforeseen operating difficulties and expenditures and may absorb significant management attention that would otherwise be available for ongoing development of our business. Since we will not be able to accurately predict these difficulties and expenditures, it is possible that these costs may outweigh the value we realize from a future acquisition. Future acquisitions could result in issuances of equity securities that would reduce our shareholders' ownership interest, the incurrence of debt, contingent liabilities, or amortization of expenses related to goodwill or other intangible assets and the incurrence of large, immediate write−offs.

4.	Because we have a limited operating history from which to predict our future and we have limited resources for the next twelve months, there can be no assurance that we will be profitable.

Given our limited operating history, there can be no assurance that we will be able to show a profit or that we can build our business such that we can earn a significant profit. Since inception, we have raised $90,000 in private placements of equity. Our management believes that we can sustain our operations for the next year from the proceeds of this private placement, loan, and existing working capital.

The future of our Company will depend upon our ability to obtain adequate orders for our services, prompt payment for our services, and as when needed, sufficient financing and continuing support from stockholders and creditors to achieve and maintain profitable operations. To the extent that we cannot achieve our plans and generate revenues which exceed expenses on a consistent basis and in a timely manner, our business, results of operations, financial condition, and prospects could be adversely affected.

5.	Because we are a start up company, we will incur higher expenses compared to revenues, and if we are unable to generate revenues to offset our expenses going forward, our business will fail.

We believe that we will continue to incur operating expenses above our revenue stream in the foreseeable future. Our general operating overhead is expected to be consistent in the upcoming year, with the exception of professional fees which will increase as we fulfill our reporting requirements with the Securities and Exchange Commission. As a result of continuing losses, we may exhaust all of our resources and be unable to achieve profitability. Our accumulated deficit will continue to increase as we continue to incur losses. We may not be able to earn profits or continue operations if we are unable to generate significant revenues from our business activities. Our expectation of future revenue will depend on our ability to obtain customers, namely photo studios, to use our services. If we fail to obtain customers, our business will fail.

6.	Because the demand for our services is inherently seasonal in nature, our inability to effectively manage cash flows could harm our business.

The demand for our services is inherently seasonal in nature on a region by region basis. The seasonality of our business requires us to manage our cash flows carefully over the course of any given fiscal year. If we fail to manage our cash flows effectively in response to seasonal fluctuations, we may be unable to offset the results from any such period with results from other periods, which could impair our ability to meet cash flow needs. If we fail to monitor production and distribution accurately during these peak seasonal periods and are unable to satisfy our customers' delivery requirements, we could jeopardize our relationships with our customers.

7.	Because our success is tied to the quality and market acceptance of our services, our inability to offer services that appeal to the consuming public could harm our business.

Future revenues and profitability depend in large part on our ability to attract and retain customers. Our current marketing focuses branding of service to directly identify and build loyalty among the end users of the service, affiliation with Canadian and U.S. professional photography and digital associations to provide a medium for identifying potential customers, participation in trade shows related to the photography and digital imaging industries to provide a venue for identifying potential customers, creation of a website, and registration of our photo editing services via other outsourcing networks. Our business model depends on customer retention and opportunities to find new customers. Our customer acquisition and retention efforts may not be effective. If we are not successful in these endeavors, our business, financial condition, and operating results could be harmed.

8.	We may be unsuccessful in generating revenues from digital services, which would adversely affect our results of operations.

Our business model emphasizes the use of digital photo editing services for users of digital cameras. We have not developed any products beyond our digital photo editing service at this time. In addition, a number of other companies are attempting to establish position in this market. The digital photo editing market has not been fully established. Even if we establish a strong position among consumers for digital photo editing services, we may not be able to generate significant revenues from this market.

9.	Because our industry is subject to rapid technological changes, we may not be able to keep up with demand, which could negatively affect our business.

The photography industry is currently characterized by rapidly evolving technology and consumer demand for services and products. The introduction of digital services and products that use new technologies could render existing services and products obsolete. Our future success will depend on our ability to adapt to new technologies and develop new or modify existing services, products, and marketing techniques to satisfy changing consumer needs and attract new customers. The development of new technologies or failure by us to anticipate or successfully respond to such developments could harm our business, financial condition, and operating results.

10.	If we are unable to hire staff to manage our operations, our growth could harm our future business results and may strain our managerial and operational resources.

As we proceed with the marketing, and sale of our services, we may experience significant and rapid growth of our business. Although we are not looking to hire additional employees at this time, we may need to add staff to manage operations, handle sales and marketing efforts, and perform finance and accounting functions as we experience growth in our business. We may be required to hire a broad range of additional personnel in order to successfully advance our operations. This growth is likely to place a strain on our management and operational resources. The failure to develop and implement effective operational and financial systems, or to hire and retain sufficient personnel for the performance of all of the functions necessary to effectively service and manage our potential business, or the failure to manage growth effectively, could have a material adverse effect on our business and financial condition.

11.	The loss of our key personnel or the failure to hire and retain qualified personnel will substantially harm our business.

Our performance is substantially dependent upon the expertise of our President Jurgen Ballmaier, other key management personnel such as Dr. Wolfgang Wagner, and our ability to continue to hire and retain such personnel. Mr. Ballmaier spends approximately 40% of his working time working with our Company. It may be difficult to find sufficiently qualified individuals to replace Mr. Ballmaier or other key management personnel if we were to lose one or more of these employees. The loss of Mr. Ballmaier or any of our key management personnel could have a material adverse effect on our business, development, financial condition, and operating results. At present, we have no reason to believe that either Mr. Ballmaier or Dr. Wagner will leave our Company.

We do not maintain "key person" life insurance on any of our directors or senior executive officers.

12.	Because our management is inexperienced in running a photo retouching business, our business plan may fail.

Our management does not have any specific training in running a photography retouching outsourcing service business. With no direct training or experience in this area, our management may not be fully aware of many of the specific requirements related to working within this industry. As a result, our management may lack certain skills that are advantageous in managing a photography-outsourcing service company. Consequently, our operations, earnings, and ultimate financial success could suffer irreparable harm due to management’s lack of experience in this industry.

13.
Because one of our major shareholders, Mr. Romel Alibudbud, owns 66.67% of our outstanding common stock, investors may find that corporate decisions influenced by Mr. Alibudbud are inconsistent with the best interests of other stockholders.

Mr. Alibudbud is not an officer or director. With his significant stock ownership, however, he will have a significant influence in determining the outcome of all corporate transactions or other matters including mergers, consolidations and the sale of all or substantially all of our assets, and the power to prevent or cause a change in control. While we have no current plans with regard to any merger, consolidation or sale of substantially all of our assets, the interests of Mr. Alibudbud may still differ from the interests of the other stockholders.

14.
Because a major shareholder, Mr. Romel Alibudbud, owns 66.67% of our outstanding common stock, any future decisions he may make concerning the sale of his shares could have a negative impact on the price of our stock.

A major shareholder, Mr. Romel Alibudbud, owns 6,000,000 shares of our common stock, which equates to 66.67% of our outstanding common stock. There is presently no public market for our common stock. We plan to apply for quotation of our common stock on the NASD Over-the-Counter Bulletin Board upon the effectiveness of the registration statement of which this Prospectus forms a part. If our shares are publicly traded on the NASD Over-the-Counter Bulletin Board, Mr. Alibudbud will be eligible to sell 3,000,000 of his shares publicly subject to the volume limitations in Rule 144 beginning on May 24, 2007, and another 3,000,000 of his shares publicly subject to the volume limitations in Rule 144 beginning on June 10, 2007. The offer or sale of a large number of shares at any price may cause the market price to fall. Sales of substantial amounts of common stock or the perception that such transactions could occur, may materially and adversely affect prevailing markets prices for our common stock.

15.	Because we rely on our information systems and technology to carry on our business, we may suffer operating obstacles that will be detrimental if these systems fail or have complications.

We depend on our management information systems, website, and technology systems to communicate with our customers, service provider and process orders. We will periodically replace and upgrade certain portions of our systems software and hardware. We take a number of precautions against certain events that could disrupt our systems, including events associated with continuing software and hardware upgrades. Any damages or failures to our computer equipment, technology systems, and the information stored in our data center could harm our business, financial condition, and operating results.

16.
Because we depend substantially on third parties over whom we have no control, to effectively provide high quality professional photo retouching services, their failure to properly provide such services may negatively affect our success.

We depend substantially upon third parties for several critical elements of our business including, among other things, photo retouching services, data storage, movement of data, and distribution activities. Without our direct control there can be no assurance that we or these third parties will be able to establish or maintain adequate services, quality and distribution capabilities If they are not, our business could be negatively impacted. Also, if we are unable to maintain our relationship with our outsourcing agent or if our outsourcing agent starts to sell their services to our competitors, then our ability to generate revenues through our services could be negatively impacted.

17.	If our third party distributors are in financial jeopardy, we will be directly harmed.

At the start up stage, we plan to sell our services to just a few photo studios in North America. If these agreements prove successful, our strategic plan is to actively pursue additional customers. We expect to conduct business with these customers on an open account with 45 to 60 day payment terms. Financial difficulties with any of these customers could result in serious losses for our Company.

18.	Because the success of our services depends upon market forces and consumer appetites, we cannot guarantee that our services will achieve market acceptance.

Our success depends upon our achieving significant market acceptance of our Company and our services. We cannot guarantee that independent photographers and photography studios will use our services. Acceptance of our services will depend on the success of our marketing efforts and our ability to provide excellent quality services to independent photographers and photography studios. To date, we have not spent significant funds on marketing and promotional efforts. In the future, we may decide to spend significant funds on marketing and promotional efforts.  If these expenses fail to effectively showcase and develop an awareness of our service, these xpenses may never be recovered and we may never be able to generate any significant future revenues. In addition, even if awareness of our service increases, we may not be able to provide enough of our services to meet the demand.

19.	In the event that we are unable to successfully compete within other photo retouching businesses, we may not be able to achieve profitable operations.

The digital photo editing industry is relatively competitive and fragmented. We compete against other small to medium size companies that provide an array of services in addition to photo editing. The majority of our competition comes from India. Examples of companies with whom we compete include 1st Image Works, SunTec, Cipher Images, Sumanesh Graphic Studio, and Creative Excellence. These competitors have greater financial resources and more established operations that we do. If we are not able to compete in this market due to the strength of our competitors, our business will fail.

RISKS RELATED TO OUTSOURCING IN A FOREIGN COUNTRY

20.	In the event that we are unable to successfully retain our outsourcing services, we may not be able to achieve profitable operations.

Because we are a small enterprise and many of our competitors have greater financial and other resources than we have, they may have an advantage in the competition for outsourcing service capacity. We currently outsource our service to Dolphin Industries Limited (“Dolphin”), a Hong Kong based company which in turn operates a photography retouching facility in Dongguan, China. If we experience a significant increase in demand, or if we need to replace our existing Hong Kong partner, we may have to expand our third party outsourcing capacity. Although we believe that Mr. Ballmaier, with his knowledge of the outsourcing industry in China, will be able to find a suitable replacement to Dolphin or an additional outsourcing facility if demand for our service requires a change, we cannot be assured that outsourcing capacity will be available to us, or that if available it will be available on terms that are acceptable to us. If we cannot provide a sufficient quantity of our service to meet demand or delivery schedules, our customers might reduce demand, reduce the price they are willing to pay for our service, or replace our service with the service of a competitor, any of which could have a material adverse effect on our financial condition and operations.

21.	Outsourcing our services to a third party in China may result in unwanted consequences harmful to our business.

The photography retouching outsourcing facility, Dolphin Industries Limited, is located in China and the head office is located in Hong Kong. As such, there may be political instability that may affect the general business climate in China.

While China's economy has experienced significant growth in the past twenty years, growth has been uneven, both geographically and among various sectors of the economy. The Chinese government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures benefit the overall economy of China, but may also have a negative effect on us. For example, our operating results and financial condition may be adversely affected by the government control over capital investments or changes in telecommunication (i.e. internet) and tax regulations.

The economy of China has been transitioning from a planned economy to a more market-oriented economy. In recent years, the Chinese government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets, and the establishment of sound corporate governance in business enterprises. Still a substantial portion of productive assets in China are owned by the Chinese government. In addition, the Chinese government continues to play a significant role in regulating industry development by imposing industrial policies. It also exercises significant control over China's economic growth through the allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policy, and providing preferential treatment to particular industries or companies. Our business could be adversely affected by a change in these policies.

To summarize, the following are some of the risks inherent in doing business internationally:

▪	regulatory limitations imposed by foreign governments;
▪	fluctuations in currency exchange rates;
▪	political, military, and terrorist risks;
▪	disruptions or delays in internet transmission caused by government agencies;
▪	unexpected changes in regulatory requirements, tariffs, customs, duties, and other trade barriers;
▪	difficulties in staffing and managing foreign operations; and
▪	potentially adverse tax consequences resulting from changes in tax laws.

If future operations are negatively affected by these changes, our sales or profits may suffer.

22.
Because of the location of the outsourcing facility, it may be difficult or impossible to enforce contract obligations or to seek indemnification/contribution for injuries sustained by our customers in service-liability related cases.

In the event a dispute arises with these foreign entities, it is uncertain whether a judgment obtained in the North America will be collectible in China from a practical or legal standpoint. Moreover, because we have a business relationship in China, our Company may be forced into a dispute there, where the availability of justice may be vastly different from the established legal structure of the United States.

RISKS RELATED TO GOVERNMENT REGULATION AND SUPERVISION

23.	If negative changes in international trade agreements and regulations occur, our business could be substantially harmed.

Any negative changes to international trade agreements and regulations such as NAFTA and the World Trade Organization where there is a rise in trade quotas, duties, taxes, and other impositions, limits on the countries from whom we outsource our services, or limiting the countries where we might market and sell our products could have an adverse effect on our business.

24.
Because our operations, including our transmission of digital images over the Internet, are subject to regulation by the Federal Trade Commission (FTC), the Canadian Radio-television and Telecommunications Commission (CRTC), and various state, local, and private consumer protection and other regulatory authorities, we may be forced out of business by regulatory compliance that we are unable to bear.

In general, these regulations govern privacy, the manner in which orders may be solicited, the form and content of advertisements, information which must be provided to prospective customers, the time within which orders must be filled, obligations to customers if orders are not fulfilled within a specified period of time, and the time within which refunds must be paid if the service is unavailable or not completed. The U.S. Congress has enacted legislation to specifically regulate online commerce and communications and has addressed such issues as the transmission of certain materials to children, intellectual property protection, taxation, and the transmission of sexually explicit material. In addition, some states have enacted legislation that makes the transmission of certain kinds of information, such as obscene content and information that facilitates the commission of criminal acts, a crime. Any changes in regulation by the

Federal Trade Commission in the United States and/or the Canadian Radio-television and Telecommunications Commission in Canada with respect to advertising of our services could have an adverse effect on our business.

Legislation could result in significant potential liability to us for content transmitted over our website, as well as additional costs and technological challenges in complying with mandatory requirements. We do not assume responsibility to edit the content of our customers' digital images unless responding to a specific complaint. Legislation which imposes potential liability for content made available over the Internet through our website could require us to implement additional measures to reduce our exposure to such liability. This may require us to incur significant costs or discontinue certain service or product offerings.

25.
New legislation, including the Sarbanes-Oxley Act of 2002, may increase our cost to remain in compliance with the federal securities regulations and make it more costly for us to retain or attract officers and directors.

The Sarbanes-Oxley Act of 2002 was enacted in response to public concerns regarding corporate accountability in connection with recent accounting scandals. The stated goals of the Sarbanes-Oxley Act are to increase corporate responsibility, to provide for enhanced penalties for accounting and auditing improprieties at publicly traded companies, and to protect investors by improving the accuracy and reliability of corporate disclosures pursuant to the securities laws. The Sarbanes-Oxley Act generally applies to all companies that file or are required to file periodic reports with the SEC, under the Securities Exchange Act of 1934. Upon becoming a public company, we will be required to comply with the Sarbanes-Oxley Act and it is costly to remain in compliance with the federal securities regulations. Additionally, we may be unable to attract and retain qualified officers, directors, and members of board committees required to provide for our effective management as a result of Sarbanes-Oxley Act of 2002. The enactment of the Sarbanes-Oxley Act of 2002 has resulted in a series of rules and regulations by the SEC that increase responsibilities and liabilities of directors and executive officers. The perceived increased personal risk associated with these recent changes may make it more costly or deter qualified individuals from accepting these roles. Significant costs incurred as a result of becoming a public company could divert the use of finances from our operations resulting in our inability to achieve profitability.

RISKS RELATED TO LACK OF DIVIDENDS

26.
Because we will not pay dividends in the foreseeable future and it is entirely possible that we may never pay dividends, your only real expectation of a profit lies with capital appreciation, but to date a market has not developed.

To date, we have not declared or paid any cash dividends on our shares of common stock and currently intend to retain any future earnings for funding growth. We do not anticipate paying any dividends in the foreseeable future. As a result, you should not rely on an investment in our securities if you require dividend income. Capital appreciation, if any, of our shares may be your sole source of gain for the foreseeable future. Moreover, you may not be able to resell your shares in our Company at or above the price you paid for them. Currently, there is no market in which to sell your shares and one may never develop.

It should be noted that Nevada law prohibits us from declaring dividends where after giving effect to the distribution of the dividend: (a) we would not be able to pay our debts as they become due in the usual course of business, or (b) our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

RISKS RELATED TO THIS OFFERING

27.	If a market for our common stock does not develop, shareholders may be unable to sell their shares.

A market for our common stock may never develop. We currently plan to apply for quotation of our common stock on the NASD Over-the-Counter Bulletin Board upon the effectiveness of the registration statement of which this Prospectus forms a part.

However, our shares may never be traded on the bulletin board, or, if traded, a public market may not materialize. If our common stock is not traded on the bulletin board or if a public market for our common stock does not develop, investors may not be able to re-sell the shares of our common stock that they have purchased and may lose all of their investment.

28.	If the selling shareholders sell a large number of shares all at once or in blocks, the market price of our shares would most likely decline.

The selling shareholders are offering 2,700,000 shares of our common stock through this Prospectus. Our common stock is presently not traded on any market or securities exchange, but should a market develop, shares sold at a price below the current market price at which the common stock is trading will cause that market price to decline. Moreover, the offer or sale of a large number of shares at any price may cause the market price to fall. The outstanding shares of common stock covered by this Prospectus represent approximately 30% of the common shares outstanding as of the date of this Prospectus.

29.	Because we will subject to the “Penny Stock” rules once our shares are quoted on the NASD Over-the-Counter Bulletin Board the level of trading activity in our stock may be reduced.

Our common stock is considered to be a “penny stock” since it does not qualify for one of the exemptions from the definition of “penny stock” under Section 3a51-1 of the Securities Exchange Act for 1934 as amended. Our common stock is a “penny stock” because it meets one or more of the following conditions (i) the stock trades at a price less than $5.00 per share; (ii) it is NOT traded on a “recognized” national exchange; (iii) it is NOT quoted on the Nasdaq Stock Market, or even if so, has a price less than $5.00 per share; or (iv) is issued by a company that has been in business less than three years with net tangible assets less than $5 million.

Broker-dealer practices in connection with transactions in "penny stocks" are regulated by penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on some national securities exchanges or quoted on Nasdaq). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, broker-dealers who sell these securities to persons other than established customers and "accredited investors" must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in our common stock may find it difficult to sell their shares.

30.
If our shares are quoted on the NASD Over-the-Counter Bulletin Board, we will be required to remain current in our filings with the SEC. Our securities will not be eligible for quotation if we are not current in our filings with the SEC.

In the event that our shares are quoted on the NASD Over-the-Counter Bulletin Board, we will be required to remain current in our filings with the SEC in order for shares of our common stock to be eligible for quotation on the NASD Over-the-Counter Bulletin Board. In the event that we become delinquent in our required filings with the SEC, quotation of our common stock will be terminated following a 30 or 60 day grace period if we do not make our required filing during that time. If our shares are not eligible for quotation on the NASD Over-the-Counter Bulletin Board, investors in our common stock may find it difficult to sell their shares.

Forward-Looking Statements

This Prospectus contains forward-looking statements, which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may", "will", "should", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential" or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the “RISK FACTORS" section of this Prospectus, that may cause our or our industry's actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions, or other future performance suggested herein. Except as required by applicable law including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results. The safe harbor for forward-looking statements provided in the Private Securities Litigation Reform Act of 1995 does not apply to the offering made in this Prospectus.

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis - no minimum of shares must be sold in order for the offering to proceed. The offering price per share is $0.01. We will not receive any proceed from the sale of the common stock offered through this Prospectus by the selling shareholders. We will, however, incur offering expenses, including filing, printing, legal, accounting, and other expenses, estimated at $60,000.

DETERMINATION OF OFFERING PRICE

The offering price of the 2,700,000 common shares being offered on a “direct participation” basis has been arbitrarily determined and bears no relationship whatsoever to our assets, earnings, book value, or other criteria of value. Additionally, because we have little operating history and have generated little revenue to date, the price of the shares is not based on past earnings.

This Prospectus covers the resale by the selling security holders named in this Prospectus of up to 2,700,000 shares of common stock that were issued by our Company in various private placement offerings made by us pursuant to Regulation S promulgated under the Securities Act.

The sales price to the public is fixed at $0.01 per share until such time as the shares of our common stock are traded on the NASD Over-The-Counter Bulletin Board. Although we intend to apply for quotation of our common stock on the NASD Over-The-Counter Bulletin Board, public trading of our common stock may never materialize. If our common stock becomes traded on the NASD Over-The-Counter Bulletin Board, then the sale price to the public will vary according to prevailing market prices or privately negotiated prices by the selling shareholders.

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

SELLING SECURITY HOLDERS

The selling security holders may offer and sell, from time to time, any or all of the shares of common stock issued to them. Because the selling security holders may offer all or only some portion of the 2,700,000 shares of common stock to be registered, we cannot estimate how many shares of our common stock the selling security holders may hold upon termination of the offering, nor can we express, as a percentage, how this number of shares will relate to the total number of shares that we will have outstanding at that time.

The selling shareholders named in this Prospectus are offering all of the 2,700,000 shares of common stock offered through this Prospectus. The shares include the following:

1.
600,000 shares at $0.01 per share of our common stock purchased by two founders (selling shareholders) acquired from us that was exempt from registration under Regulation S of the Securities Act of 1933 and completed on May 20, 2006;

2.
300,000 shares at $0.01 per share of our common stock purchased by a former director and officer (selling shareholder) acquired from us in that was exempt from registration under Regulation S of the Securities Act of 1933 (subject to restrictions within Rule 144) and completed on May 20, 2006;

3.
1,800,000 shares at $0.01 per share of our common stock the selling shareholders acquired from us in an offering/private placement that was exempt from registration under Regulation S of the Securities Act of 1933 and completed on May 20, 2006.

The following table providesm, as of this Prospectus date, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

▪	the number of shares owned by each prior to this offering;
▪	the total number of shares that are to be offered by each;
▪	the total number of shares that will be owned by each upon completion of the offering;
▪	the percentage owned by each upon completion of the offering; and
▪	the identity of the beneficial holder of any entity that owns the shares.

Name Of Selling Stockholder	Shares Owned Prior To This Offering	Total Number Of Shares To Be Offered For Selling Shareholders Account	Total Shares To Be Owned Upon Completion Of This Offering	Percent Owned Upon Completion Of This Offering
Norman Joe (1)	300,000	300,000	Nil	Nil
Terry Woo	300,000	300,000	Nil	Nil
Jason Reyes	300,000	300,000	Nil	Nil
Chi Wing So (2)	100,000	100,000	Nil	Nil
Larry So (2)	200,000	200,000	Nil	Nil
Chi Yeung So (2)	200,000	200,000	Nil	Nil
Fun Ming Ma (2)	100,000	100,000	Nil	Nil
Mimi Pavao	250,000	250,000	Nil	Nil
Dulce DaCosta	100,000	100,000	Nil	Nil
Jangar Bataakhuu	80,000	80,000	Nil	Nil
Battogtokh Songuuli	80,000	80,000	Nil	Nil
J. Ganbaatar	80,000	80,000	Nil	Nil
Anand Munkhuu	80,000	80,000	Nil	Nil
Ganzam Lamjav	80,000	80,000	Nil	Nil
Caroline Boquist (3)	150,000	150,000	Nil	Nil
Elizabeth Juco (4)	100,000	100,000	Nil	Nil
Jeanette Gonzales	70,000	70,000	Nil	Nil
Amelia Alibudbud (5)	50,000	50,000	Nil	Nil
Julieta M. Batitis	20,000	20,000	Nil	Nil
Raymond Yan	35,000	35,000	Nil	Nil
Sheila Lai (6)	13,000	13,000	Nil	Nil
Elizabeth Chu	5,500	5,500	Nil	Nil
Judy Wone	1,500	1,500	Nil	Nil

Name Of Selling Stockholder	Shares Owned Prior To This Offering	Total Number Of Shares To Be Offered For Selling Shareholders Account	Total Shares To Be Owned Upon Completion Of This Offering	Percent Owned Upon Completion Of This Offering
Louisa Ng	1,000	1,000	Nil	Nil
Queenie Liu (7)	500	500	Nil	Nil
Yvonne Liu (7)	500	500	Nil	Nil
Margorie Almanza	500	500	Nil	Nil
Kerwin Lei Agui Felipe	500	500	Nil	Nil
Michie Nakai (8)	300	300	Nil	Nil
Shuryo Nakai (8)	300	300	Nil	Nil
Raymond Juco (4)	200	200	Nil	Nil
Tony Pavao	200	200	Nil	Nil
Elizabeth B. Krassnigg	200	200	Nil	Nil
Devine Boquist (3)	200	200	Nil	Nil
Joanna Wong	200	200	Nil	Nil
Nelson Lai (6)	200	200	Nil	Nil
Rosa Ho	200	200	Nil	Nil

Total	2,700,000	2,700,000	0	0

The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares, unless otherwise shown in the table. The numbers in this table assume that none of the selling shareholders sold shares of common stock not being offered in this Prospectus or purchased additional shares of common stock, and further assume that all shares offered are sold.

Except as described below, none of the selling shareholders: (1) has had a material relationship with us other than as a shareholder at any time within the past three years, or (2) has ever been one of our officers or directors.

▪	(1) Norman Joe, a former director and officer
▪	(2) Chi Wing So is husband to Fun Ming Ma, brother to Chi Yeung So, and cousin to Larry So
▪	(3) Caroline Boquist is wife to Devine Boquist
▪	(4) Elizabeth Juco is wife to Raymond Juco
▪	(5) Amelia Alibudbud is the mother of Romel Alibudbud, a founder and insider
▪	(6) Sheila Lai is wife to Nelson Lai
▪	(7) Queenie Liu is daughter to Yvonne Liu
▪	(8) Michie Nakai is wife to Shuryo Nakai

We may require the selling security holders to suspend the sales of the securities offered by this Prospectus upon the occurrence of any event that makes any statement in this Prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in these documents in order to make statements in those documents not misleading.

PLAN OF DISTRIBUTION

A group of selling shareholders is endeavoring to sell 2,700,000 of their shares of common stock at this offering. The percentage of the total outstanding common stock being offered by the selling shareholders is approximately 30% based upon 9,000,000 of our common shares that are issued and outstanding as of the date of this Prospectus. We believe the selling shareholders intend to sell their shares to persons residing outside of the United States of America.

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

1.	on such public markets or exchanges as the common stock may from time to time be trading;

2.	in privately negotiated transactions;

3.	through the writing of options on the common stock;

4.	in short sales; or

5.	in any combination of these methods of distribution.

The sales price to the public is fixed at $0.01 per share until such time as the shares of our common stock become traded on the NASD Over-The-Counter Bulletin Board or another exchange. Although we intend to apply for quotation of our common stock on the NASD Over-The-Counter Bulletin Board, public trading of our common stock may never materialize. If our common stock becomes traded on the NASD Over-The-Counter Bulletin Board or another exchange, the sales price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale. In these circumstances, the sales price to the public may be:

1.	the market price of our common stock prevailing at the time of sale;

2.	a price related to such prevailing market price of our common stock; or

3.	such other price as the selling shareholders determine from time to time.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

The selling shareholders may also sell their shares directly to market makers acting as agents in unsolicited brokerage transactions. Any broker or dealer participating in such transactions as an agent may receive a commission from the selling shareholders or from such purchaser if they act as agent for the purchaser. If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above.

We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1.	not engage in any stabilization activities in connection with our common stock;

2.	furnish each broker or dealer through which common stock may be offered, such copies of this Prospectus, as amended from time to time, as may be required by such broker or dealer; and

3.	not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

The selling shareholders may also sell their shares through Jurgen Ballmaier, our Director and President. Mr. Ballmaier will receive no commission from the sale of any shares. He will not register as a broker-dealer under Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker~~-~~dealer. The conditions are as follows:

1.	the person is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation;

2.	the person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

3.	the person is not at the time of their participation an associated person of a broker~~-~~dealer; and

4.
the person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (a) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the Issuer otherwise than in connection with transactions in securities; and (b) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (c) does not participate in selling and offering of securities for any Issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Jurgen Ballmaier is not statutorily disqualified, is not being compensated, and is not associated with a broker-dealer. Mr. Ballmaier is and will continue to be our Director and President at the end of the offering. Mr. Ballmaier has not been during the last twelve months and is currently not a broker-dealer.

Only after our Prospectus is effective by the SEC do the selling shareholders intend to advertise through tombstones and hold investment meetings in various states or provinces where the offering will be registered. The selling shareholders will not use the Internet to advertise this offering. The selling shareholders intend to distribute the Prospectus to potential investors at the meetings and to friends and relatives who are interested in a possible investment in the offering.

We confirm that the selling shareholders have not engaged and will not be engaging a finder in connection with this offering.

Although the selling shareholders intend to sell their shares outside of the United States of America only, we believe it is in the best interest of our Company to register these shares in case we have even one U.S. prospective investor.

LEGAL PROCEEDINGS

We are not party to any material legal proceedings, and to our knowledge, no such proceedings are threatened or contemplated by any party.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

All directors of our Company hold office until the next annual meeting of the security holders or until their successors have been elected and qualified. The officers of our Company are appointed by our Board of Directors and hold office until their death, resignation, or removal from office. Below is a list of our directors and executive officers, their respective addresses, positions held, ages, and durations as such.

Name	Age	Position Held with the Company	Date First Elected or Appointed
Jurgen Ballmaier No-D2003 Gahood Villas, Baizin Zhuang Hou Sha Yu, Shunyi District, Beijing, China, 101300	53	President, Chief Executive Officer, Secretary, Director	June 8, 2006
Dr. Wolfgang Wagner 706 Embassy House, 18 Dongzhimenwaixiaojie, Beijing, China, 100027	56	Treasurer, Chief Financial Officer, Principal Accounting Officer, Director	June 8, 2006

Business Experience

The following is a brief account of the education and business experience of each director and executive officer during the past five years including principal occupation during the period and the name and principal business of the organization by which he was employed.

Jurgen Ballmaier, President, Chief Executive Officer, Secretary, and Director

Mr. Jurgen Ballmaier was appointed as our Director, President, Chief Executive Officer, and Secretary on June 8, 2006. Mr. Ballmaier brings twenty-plus years of experience at the executive level to our Company. In 2002, Mr. Ballmaier held the position of Managing Director with Peter Jäger GmbH and was the Managing Director of Harper and Harper GmbH in 2000.

Dr. Wolfgang Wagner, Treasurer, Chief Financial Officer, Director

Dr. Wolfgang Wagner was appointed as a Director and Treasurer on June 8, 2006. Dr. Wagner serves as the general manager of VDA in China since 2005. From 2000 to 2005, Dr. Wagner was engaged by Volkswagen AG in Beijing and Germany in various management and consulting positions. In addition to his experience with Volkswagen, Dr. Wagner’s professional background includes an additional eight years in the automotive industry. Dr. Wagner earned a Master’s degree in Chemistry from TU Műnchen, a Ph.D in Science from TU Műnchen, and completed his Post-Doctoral Fellowship at Stanford University in Polymer Physics.

Significant Employees

We do not currently have any significant employees aside from our directors and officers.

Family Relationships

There are no family relationships between or among the directors, executive officers, or persons nominated or chosen by us to become directors or executive officers.

Involvement in Certain Legal Proceedings

To the best of our knowledge, during the past five years, none of the following occurred with respect to our present or former director, executive officer, or employee: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of this prospectus date, certain information with respect to the beneficial ownership of our common stock by each security holder known by us to be the beneficial owner of more than 5% of our common stock and by each of our current directors and certain executive officers.

Name and Address of Beneficial Owners of Common Stock[1]	Title of Class	Amount and Nature of Beneficial Ownership	% of Common Stock[2]
Jurgen Ballmaier Director, President, Secretary and Chief Executive Officer No-D2003 Gahood Villas, Baizin Zhuang Hou Sha Yu, Shunyi District, Beijing, China, 101300	Common Stock	300,000	3.33%
Dr. Wolfgang Wagner Chief Financial Officer Director, Treasurer, and Principal Accounting Officer 706 Embassy House, 18 Dongzhimenwaixiaojie, Beijing, China, 100027	Common Stock	NONE	NONE

Name and Address of Beneficial Owners of Common Stock[1]	Title of Class	Amount and Nature of Beneficial Ownership	% of Common Stock[2]
DIRECTORS AND OFFICERS - TOTAL		300,000	3.33%

5% SHAREHOLDERS
Romel Alibudbud 8600 Ryan Road, Richmond, B.C., Canada, V7A 2E6	Common Stock	6,000,000	66.67%

1.
As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have "beneficial ownership" of any security that such person has the right to acquire within 60 days after such date.

2.	The percent of class is based on 9,000,000 shares of common stock issued and outstanding as of this prospectus date.

Changes in Control

We are unaware of any contract or other arrangement the operation of which may at a subsequent date result in a change of control of our Company.

Securities Authorized for Issuance Under Equity Compensation Plans

We have no equity compensation plans.

Future Sales of Shares

A total of 9,000,000 shares of common stock are issued and outstanding. Following effectiveness of this Prospectus, 6,300,000 shares will remain restricted securities as defined in Rule 144 of the Securities Act of 1933. Under Rule 144, the restricted securities may be publicly sold, subject to volume restrictions, and restrictions on the manner of sale commencing one year after their acquisition.

DESCRIPTION OF SECURITIES

We are authorized to issue 90,000,000 common shares with $0.001 par value and 10,000,000 preferred shares with $0.001 par value. As of this Prospectus date, we had 9,000,000 common shares outstanding and no preferred shares outstanding.

The holders of our common stock are entitled to one non-cumulative vote per share on all matters on which stockholders may vote. Upon liquidation, dissolution, or winding up of the corporation, the holders of common stock are entitled to share ratably in all net assets available for distribution to security holders after payment to creditors. The common stock is not convertible or redeemable and has no preemptive, subscription, or conversion rights.

All shares of common stock now outstanding are fully paid and non-assessable and all shares of common stock which are the subject of this offering, when issued, will be fully paid for and non-assessable. We refer you to the Articles of Incorporation, Bylaws, and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

In the event of a merger or consolidation, all holders of our common stock will be entitled to receive the same per share consideration.

Preferred Stock

We are authorized to issue 10,000,000 preferred shares with $0.001 par value. We have no preferred shares outstanding.

Non-Cumulative Voting

There are no cumulative voting rights for holders of shares of our common stock. Consequently, the holders of more than 50% of the outstanding shares, when voting for the election of directors, could elect all of the directors to be elected. In that event, the holders of the remaining shares will not be able to elect any of our directors.

Cash Dividends

As of the date of this Prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. Our present intention is not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business activities.

Warrants

We currently have not authorized any warrants.

Anti-Takeover Provisions

Nevada Revised Statutes Sections 78.378 to 78.379 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the Articles of Incorporation or Bylaws of the corporation provide that the provisions of these sections do not apply. Our Articles of Incorporation and Bylaws do not state that these provisions do not apply. The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada, have 200 or more stockholders at least 100 of whom are stockholders of record and residents of the State of Nevada, and does business in the State of Nevada directly or through an affiliated corporation. Because of these conditions, the statute currently does not apply to our Company.

Stock Transfer Agent

We appointed Empire Stock Transfer Inc. as the sole Transfer Agent and Registrar for our Company on June 30, 2006. The address for Empire Stock Transfer Inc. is 2470 St. Rose Pkwy, Suite 304

Henderson, NV 89074 The telephone number is (702) 818-5898 and the facsimile number is (702) 974-1444.

INTEREST OF NAMED COUNSEL AND EXPERTS

No expert or counsel named in this Prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The Corporate Law Center, attorney Ronald Serota, Esq., our independent legal counsel, has provided an opinion on the validity of our common stock, and Ronald N. Silberstein CPA PLLC, independent certified public accountants, has audited our financial statements included in this Prospectus and registration statement to the extent and for the periods set forth in their audit report. Ronald N. Silberstein CPA PLLC has presented their report with respect to our audited financial statements. The report of Ronald N. Silberstein CPA PLLC is included in reliance upon their authority as experts in accounting and auditing.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our articles of incorporation provide that we will indemnify an officer, director, or former officer or director, to the full extent permitted by law. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act of 1933 is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

There have been no transactions, or proposed transactions, which have materially affected or will materially affect us in which any director, executive officer, or beneficial holder of more than 10% of the outstanding common stock, or any of their respective relatives, spouses, associates, or affiliates has had or will have any direct or material indirect interest.

DESCRIPTION OF BUSINESS

Company Overview

We were incorporated on April 17, 2006, under the laws of the State of Nevada. Our fiscal year end is March 31. We currently operate our business out of office space located at No-D2003 Gahood Villas, Baizin Zhuang Hou Sha Yu, Shunyi District, Beijing, China, 101300. Our telephone number (86) 130-7113-7549.

We provide professional digital photo editing service for photo studios. Presently, we are targeting potential customers in North America, with plans to expand globally. Our primary focus is photo retouching and we will gradually move into photo restoration, additional forms of photo editing services, and photo album assembling and resale. Examples of our photo retouching services include removing imperfections, scratches, blemishes, braces, fly-away hair, sun spots, cropping, and the addition of different backgrounds or special effects.

Under an agreement dated June 1, 2006, our services are provided by Dolphin Industries Limited (“Dolphin”), a photo editing company headquartered in Hong Kong with outsourcing facilities located in China. We have established a good relationship with Dolphin and feel that, in the absence of any unusual circumstances, the company’s services will be available according to our needs. We currently have a service contract with Dolphin and will be operating principally on a per order basis.

In the Alpha stage of our testing, we set up an FTP server in Hong Kong using the services of a Hong Kong internet web hosting company, Inspire CyberNet Ltd. (www.inscyber.net), as our base for all image transfers between North America and Hong Kong as well as Hong Kong and China. We have tested various scenarios and found the FTP setup to be the optimum for both speed and ease of operations. During the test, we uploaded and downloaded numerous images to our FTP server in Hong Kong. The image files were then transferred to our outsourcing facility in China. This action was initiated to:

▪	test the timeliness and deliverability of the photographs from our central job collection site in Hong Kong to our service provider in China;
▪	test our administrative and security procedures in both offices;
▪	test the most suitable image sizes with the given bandwidth to achieve the optimum data transfer rate; and

▪	test and examine the quality and quality control process in the China office.

After achieving positive results in April 2006 on the outsourcing facility in China, which Dolphin performed in our cooperation free of charge, we initiated our Beta testing in June 2006. Under our agreement with Dolphin, we agreed to pay the company $10,000 to carry out Beta testing of the quality of their photo editing services and initiate more advanced testing of the internet bandwith for our file transmission. During this phase, we plan to replicate extreme scenarios of complicated and sizable orders to determine our responsivness to the same spectrum of performance criteria involved in our Alpha testing above. In our initial testing, we increased our file size to approximately 1,200 images in our transmission to China, and after significant edit processes were employed on the images, we successfully transmitted the image files back to Hong Kong with the increased data volume per image.

Despite our testing to date, we still have significant tests to perform before we complete Beta testing and are ready for live orders. We hope to continue positive testing in the speed and accuracy of file transmissions. It is essential to have a quick and efficient transmission lines, which frequently tend to crash in China, in order to provide our customers steady and reliable service. In addition, we plan to further test the quality and speed of Dolphin’s photo editing services in order to meet North American expectations of turnaround time. We will also be responding to file corruption problems that arise and customer service issues.

Upon successful completion of the Beta testing, our agreement with Dolphin specifies our relationship going forward. Specifically, we agreed to provide Dolphin the greater of $5,000 for each 30-day period of completed photo editing for a total of 90 days or a minimum of 3,300 images to be edited for each 30-day period for a total of 90 days at $1.50 per finished digital image.

Although we do not have any established contracts to date, we are working with certain photography studios that have allowed us to compare cost, turnaround time, and the quality of our photo editing services to their own in-house departments. With this form of direct presentation, we hope to cultivate meaningful relationships with our target customers and highlight our capabilities.

If Beta testing is proven to be successful, we will seek contracts with a few photo studios in North America to establish minimal revenues, but more importantly to further test our photo editing services under live circumstances. We are in preliminary negotiations with a number of established, mid-size photography studios in the United States and Canada that require a fairly large volume of photo editing services. The contemplated agreements will provide for, among other things, the following:

▪	upon execution of the agreement, the photo studio(s) will place orders for 3,000 photos from us;

▪	we will agree to complete the photo editing within a week of an upload;

▪	the cost of the order is set at USD$2.25 to USD$2.50 per photo delivered depending on the volume;

▪	over the next three years, the photo studio(s) will subscribe to no less than 15,000 photos exclusively from us at a base price of cost plus 10%, which will be determined at the time of order;

▪	the photo studio will provide advisory support and assistance in identifying similar photography studios in North America for marketing of our products; and

▪	both parties shall have the right to terminate the agreement upon mutual agreement.

Upon proven success with these photo studios, we intend to actively pursue additional customers that possess working relationships with learning institutions such as high schools, colleges, and universities which will allow us to demonstrate our services.

Once all of the procedures and quality processes have been tested with the photographic studios, we will enter the second stage of development by creating a web Portal/web Server based on the same server in Hong Kong. This establishment will enable the individual consumer an opportunity to tap into our services. We recently conducted a Feasibility Study for this endeavor, which elicited an overview of technical features required to accomplish the goal. The study discussed potential problems with the web Portal/webServer, such as limitations in receiving sizier images, volume overload as more consumers use the site, and system failures. The study discussed possible solutions to these problems, including server automation during non-working hours and measures to back-up data. The study also elicited favorable results. For instance, staffing in China necessary to perform photo editing was considerably less than in North America. Growth would actually help the company by achieving favorable economies of scale to improve profit margins. The study proposed Hong Kong as a conduit between the North American consumers and the Chinese outsourcing and gave a 6, 12, and 18 month breakdown of costs to process the photo editing of a medium sized photography studio.

If we reach this stage of our business plan, all internet traffic between our outsourcing facility in China and rest of the world will go through our Hong Kong Server. PayPal® by eBay® will be the choice of payment and all transactions will be handled and settled through our Hong Kong server.

Our Services

Our principal service is digital photo retouching. This service is mainly targeted at photo studios with a high volume of editing such as annual photos for high schools and graduation pictures. Currently, our services are performed in China and we plan to market them in North America. We plan to expand globally in the future.

Our primary focus is photo retouching services, but we intend to gradually move into other forms of photo editing services and photo album assembling and resale. There are countless ways to enhance an image by editing, also known as “post-processing.” There are simple enhancement methods, including the following familiar types: cropping (takes out edges of a photo to better frame or remove excess background space from the main subject); improving colors in a photo by adjusting the brightness or contrast; removing unwanted red coloration in the subject’s pupils (Red-Eye); converting the photograph from color to black and white; and manipulating background colors. Our photo editing capabilities at this stage only involve removing imperfections, scratches, blemishes, braces, fly-away hair, sun spots, cropping, and the addition of different backgrounds or special effects. At a later stage, we may also include more sophisticated editing operations and should be capable of nearly about every type of photo editing service process available. We hope to advance our service capabilities to photo studios that are in need of our services at an affordable price.

Employees

As of the date of this Prospectus, we have no employees. Our officers and directors serve without compensation.

Business Strategy

Our intended strategy is to build brand recognition by marketing our service to photography studios that already have a strong and stable market penetration and partner with them in order to strengthen our market hold. We currently intend to utilize photography studios in North America to achieve this goal. We hope to someday achieve a global presence.

Sales & Marketing Strategy

We are currently in preliminary negotiations with a number of established, mid-size photography studios in the United States and Canada that require a fairly large volume of photo editing services. As we continue our Beta testing, we intend on continuing our quest to identify companies that will benefit from our digital photo editing services. These new customers will have a long-standing history of reputation and service within their business community, and have been identified as businesses that have a need for our services to improve their competitive edge and increase their profit margin. Our research has identified a significant need for our services. Right now, photo studios in North America are paying twice as much for digital photo editing than what we will be able to provide through our outsourcing facility. Photo editing is labor intensive and wages are approximately 67% cheaper in China than in North America. In addition, overhead is less expensive in China than in North America.

At the present time, we rely on the sales efforts of our officers and directors. This low level of sales expertise is acceptable at the moment, since we are concentrating our efforts on Beta testing and improving our service capacity. At some point, however, we plan to hire a sales staff and set them up in regions that have the most demand for our services.

If we become established in the marketplace in terms of service and quality and have captured regions in both Canada and the United States, and elsewhere, we plan to venture into Phase 2 of our strategic plan. During phase 2, we will complete three essential steps. First, our Company will initiate a strong move into North America and perhaps Europe to capture a larger market share. Second, we will expand into more advanced aspects of digital photograph editing, such as restoration. Third, we will setup a web portal for individual photographers to take advantage of our current photo retouching service.

Promotional strategies include, but are not limited to:

▪	branding of service to directly identify and build loyalty among the end users of the service;
▪	affiliation with Canadian and U.S. professional photography and digital associations to provide a medium for identifying potential customers;
▪	participation in trade shows related to the photography and digital imaging industries to provide a venue for identifying potential customers;
▪	creation of a website that will promote regalia products, solicits e-commerce, supervise supply chain management, and manage distributor relations; and
▪	registration of our photo editing services via other outsourcing networks.

Supply Strategy

We outsource our photo editing to our service provider, Dolphin Industries Limited (“Dolphin”) on an order-by-order basis. Dolphin supplies all of the necessary professional photo editors for us according to our quality specifications. This has enabled us to provide the relatively intensive photo editing without requiring a large amount of working capital.

Competition

The digital photo editing industry is relatively competitive and fragmented. We compete against other small to medium size companies that provide an array of services besides photo editing. The majority of our competition comes from India. Examples of companies with whom we compete include 1st Image Works, SunTec, Cipher Images, Sumanesh Graphic Studio, and Creative Excellence.

We believe that our competitive strengths consist of the quality of our products, the level of our customer service, the niche of the market that we are targeting, and the competitive pricing that we offer to our customers.

Government Regulation

We provide a service mainly over the internet; thus, we are not subject to any international trade agreements, trade quotas, duties, taxes, and similar impositions. Once we market our service in North America, our services may be subject to regulation by the Federal Trade Commission, the Federal Trade Commission, the Canadian Radio-television and Telecommunications Commission, and various state, local, and private consumer protection and other regulatory authorities. We believe that we are in substantial compliance with these regulations.

PLAN OF OPERATION

The following discussion should be read in conjunction with our financial statements and the related notes that appear elsewhere in this prospectus. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to those discussed below and elsewhere in this prospectus, particularly in the section entitled "Risk Factors".

Need for Additional Financing

Our primary objective in the next twelve months will be to complete our Beta testing with Dolphin and establish a contractual relationship with a suitable test photography studio in which to receive orders and further test our photo editing capabilities andtransmission channels. We hope that our future arrangement with the photography studio will provide us much needed revenues in addition to developing our services. However, we are a development stage corporation and have not generated any revenue to date from our activities. Despite our hope for revenues in the foreseeable future, we believe that revenues will be sparce and irregular and, if we receive any at all, will be far less than necessary to carry our our business forward without additional financing. Thus, in order to meet our long-term needs, we must raise capital from other sources to remain in business. At the present time, we have not made any arrangements to raise additional capital for our long term needs. If we need additional capital and cannot raise the necessary amount, we will either be required to suspend activities until we do raise the cash or cease activity entirely.

In the short-term, we believe the current cash postion will allow us to remain operational in the next twelve months. We also believe our cash reserves are sufficient to pay for the legal and accounting expenses of complying with our obligations as a reporting issuer under the Securities Exchange Act of 1934. Accordingly, as of the date of this Prospectus, we believe we will not be required to raise additional capital during the next twelve months.

Our Anticpated Expenses for the Next Twelve Months

We anticpate that we will spend approximately $90,000 on our expenses in the next twelve months. Below is a table showing these expenses.

Expense Item	Estimated Annual Amount
Legal	28,000
Accounting	15,000
Travel Expenses	10,000
Dolphin Industries Limited*	15,000
Web Design & Technical Consultant	10,000
Computer Hardware	2,000
Printing & Office Expenses	2,000
Filing Fees & Transfer Agent	5,000
Working Capital	3,000

TOTAL	$90,000

* As per agreement with Dolphin, we paid $10,000 up front to perform our Beta tests. However we advanced an additional $5,000 in good faith to be offset with future sale orders. We have not yet finished Beta testing.

We believe that we will continue to incur operating expenses above our revenue for the foreseeable future. Our general operating overhead is expected to be consistent in the upcoming year with the exception of professional fees, which will increase as we fulfill our reporting requirements with the Securities and Exchange Commission. As a result of continuing losses, we may exhaust all of our resources and be unable to achieve profitability. Our accumulated deficit will continue to increase as we continue to incur losses.

We may not be able to earn profits or continue operations if we are unable to generate significant revenues from our business activities.

Employees

We do not intend to hire any employees at this time, nor do we intend to do so in the next twelve months. Aside from the services provided by Mr. Jurgen Ballmaier (see “Directors, Executive Officers, Promoters, and Control Persons”) our officers and directors serve without compensation.

Research and Development

We do not currently have a formal research and development effort, but we plan to continue to develop new services.

Off Balance Sheet Arrangements

As of June 30, 2006, there were no off balance sheet arrangements.

Financial Condition, Liquidity and Capital Resources

Our financial statements contained herein have been prepared on a going concern basis, which assumes that we will be able to realize our assets and discharge our obligations in the normal course of business. We incurred an accumulated net loss of $6,785 from inception on April 17, 2006 to June 30, 2006. To date, we have earned no revenues.

From our inception on April 17, 2006 to June 30, 2006, our principal capital resources have been acquired through issuance of common stock.

Cash Balances

We maintain our major cash balances at one financial institution, HSBC Bank Canada As at June 30, 2006, we had a cash balance of $42,665, with no uninsured cash balances.

Liquidity and Capital Resources

Historically, we have financed our cash flow and operations from the sale of stock. Our current assets as of June 30, 2006 was $92,165.

From inception to the period ended June 30, 2006, net cash provided by operating activities was $4,265, consisting mostly of a loss from operations of $($6,785) and in increase in accrued expenses of $10,962.

For the period from inception to June 30, 2006, net cash resulted from issuance of common stock was $45,500. Share subscription receivables in the amount of $44,500 were collected subsequent to the reporting period as detailed in the notes to financial statements.

Working capital as of June 30, 2006 was $81,203.

Our capital resources have been limited. We currently do not, and will not, generate significant revenue from activities, and to date have relied on the sale of equity for cash required for our activities. We have no external sources of liquidity in the form of credit lines from banks. No investment banking agreements are in place and there is no guarantee that we will be able to raise capital in the future should that become necessary.

Fiscal 2006 to period ended June 30, 2006 (From inception on April 2, 2006 to June 30, 2006)

Operating expenses from inception to period ended June 30, 2006, totaled $6,785, and we experienced a net loss of $6,785 against revenue of $0.00. The major expenses during this period were product development in the amount of $5,000, professional fees of $962, and office and miscellaneous expenses of $627.

The earnings per share (fully diluted -- weighted average) was $0.00 from inception to period ended June 30, 2006.

Going Concern

The going concern basis of presentation assumes we will continue in operation throughout the next fiscal year and into the foreseeable future and will be able to realize our assets and discharge our liabilities and commitments in the normal course of business. Certain conditions discussed below currently exists which raise substantial doubt upon the validity of this assumption. The financial statements do not include any adjustments that might result from the outcome of the uncertainty.

DESCRIPTION OF PROPERTY

Our office is located at No-D2003 Gahood Villas, Baizin Zhuang Hou Sha Yu, Shunyi District, Beijing, China, 101300 where we are provided approximately 300 square feet of office space, without charge and without any written lease agreement.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is currently no public trading market for our common stock. We anticipate making an application for trading of our common stock on the NASD Over-The-Counter Bulletin Board upon the effectiveness of the registration statement of which this Prospectus forms a part. We can provide no assurance that our shares will be traded on the bulletin board, or if traded, that a public market will materialize.

The Securities Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions of penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the Commission, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price;(d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and; (f) contains such other information and is in such form, including language, type, size and format, as the Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with; (a) bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statement showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock if it becomes subject to these penny stock rules. Therefore, because our common stock is subject to the penny stock rules, stockholders may have difficulty selling those securities.

None of our common stock is subject to outstanding options or rights to purchase nor do we have any securities that are convertible into our common stock. We do not presently have employee stock options or benefit plans in effect that would involve issuing additional shares of our common stock. In addition, we have no shares authorized for issuance under any equity compensation plan.

As of the date of this Prospectus there were 9,000,000 shares of common stock issued and outstanding. All of these shares were issued in a private transaction without registration under the Act and are therefore restricted securities. All of the 9,000,000 shares were issued in reliance upon Regulation S of the Securities Act of 1933, as amended. Of the total issued and outstanding shares, 300,000 shares are held by our president/director, Jurgen Ballmaier and 6,000,000 shares are held by a major shareholder, Romel Alibudbud. Due to Mr. Ballmaier and Mr. Alibudbud affiliation with our Company, these shares are subject to restrictions within Rule 144. Pursuant to Rule 144, Mr. Ballmaier and Mr. Alibudbud shares are considered to be restricted and “control securities.” Control securities are those held by an affiliate of the company. An affiliate is a person, such as a director or large shareholder, in a relationship of control with the issuer. Further, control includes the power to direct the management and policies of the company in question, whether through the ownership of voting securities, by contract, or otherwise.

Restricted or control shares may be sold to the public provided five conditions are met as follows:

a.
Holding Period: Before restricted securities can be sold in the marketplace, they must be held for at least one year. The one-year holding period begins when the securities are bought and the purchase price is fully paid.

b.
Adequate Current Information: There must be adequate, current information about the issuer of the securities before the sale can be made. This generally means the issuer has complied with the periodic reporting requirements of the Securities Exchange Act of 1934.

c.
Trading Volume Formula: After the one-year holding period, the number of shares that may be sold during any three-month period cannot exceed the greater of 1% of the outstanding shares of the same class being sold, or if the class is listed on a stock exchange or quoted on NASDAQ, the greater of 1% or the average reported weekly trading volume, during the four weeks preceding the filing of a notice of the sale on Form 144.

d.
Ordinary Brokerage Transactions: The sales must be handled in all respects as routine trading transactions, and brokers may not receive more than a normal commission. Neither the seller nor the broker can solicit orders to buy the securities.

e.
Filing Notice With the SEC: At the time the order is placed, the seller must file a notice with the SEC on Form 144 if the sale involves more than 500 shares or the aggregate dollar amount is greater than $10,000 in any three-month period. The sale must take place within three months of filing the Form and, if the securities have not been sold, an amended notice must be filed.

Because Mr. Ballmaier and Mr. Alibudbud are considered to be affiliates and control persons, and pursuant to paragraph (c) immediately above, Mr. Ballmaier and Mr. Alibudbud will not be able to sell all of their shares at once. Initially, Mr. Ballmaier and Mr. Alibudbud will be limited to selling 1% of the outstanding shares of the same class being sold, or 1% of 9,000,000 or 90,000 shares during a three-month period.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation, or notice provisions of Rule 144. As of the date of this Prospectus, we have no shareholders that may sell their shares under Rule 144(k).

On May 20, 2006, we issued 600,000 shares to two (2) founding shareholders. On June 28, 2006 we issued 300,000 shares to a former director and officer, and 1,800,000 shares to thirty-four (34) non-affiliate shareholders for a total of 2,700,000 shares to non-affiliate shareholders.

We have not granted registration rights to the selling shareholders or to any other persons. We are paying the expenses of the offering because we seek to: (i) become a reporting company with the Commission under the Securities Exchange Act of 1934; and (ii) enable our common stock to be traded on the NASD over-the-counter bulletin board. We plan to file a Form 8-A registration statement with the Commission prior to the effectiveness of the Form SB-2 registration statement. The filing of the Form 8-A registration statement will cause us to become a reporting company with the Commission under the 1934 Act concurrently with the effectiveness of the Form SB-2 registration statement. We must be a reporting company under the 1934 Act in order that our common stock is eligible for trading on the NASD over-the-counter bulletin board. We believe that the registration of the resale of shares on behalf of existing shareholders may facilitate the development of a public market in our common stock if our common stock is approved for trading on a recognized market for the trading of securities in the United States.

We consider that the development of a public market for our common stock will make an investment in our common stock more attractive to future investors. In the near future, in order for us to continue with our business plan, we will need to raise additional capital. We believe that obtaining reporting company status under the 1934 Act and trading on the OTCBB should increase our ability to raise these additional funds from investors.

DIVIDEND POLICY

There are no restrictions in our Articles of Incorporation or Bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where after giving effect to the distribution of the dividend:

1.	we would not be able to pay our debts as they become due in the usual course of business, or

2.
our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends and we do not plan to declare any dividends in the foreseeable future. Investors should not purchase shares in this offering if their intent is to receive dividends.

EXECUTIVE COMPENSATION

The table below summarizes all compensation awarded to, earned by, or paid to our officers and directors for all services rendered in all capacities to us from inception in April 17, 2006 to the date of this Prospectus.

SUMMARY COMPENSATION TABLE
		Annual Compensation			Long Term Compensation
					Awards		Payouts
Name and Principal Position	Year	Salary and/or Fees	Bonus	Other Annual Compensation	Securities Underlying Options/ SARs Granted	Restricted Shares or Restricted Share Units	LTIP Payouts	All Other Compensation
Jurgen Ballmaier Director, President, Secretary, and Chief Executive Officer	2006 To 2007	Nil	Nil	Nil	Nil	Nil	Nil	Nil

SUMMARY COMPENSATION TABLE
		Annual Compensation			Long Term Compensation
					Awards		Payouts
Name and Principal Position	Year	Salary and/or Fees	Bonus	Other Annual Compensation	Securities Underlying Options/ SARs Granted	Restricted Shares or Restricted Share Units	LTIP Payouts	All Other Compensation
Dr. Wolfgang Wagner Director and Treasurer, CFO	2006 To 2007	Nil	Nil	Nil	Nil	Nil	Nil	Nil

There were no grants of stock options since inception to date of this Prospectus.

Stock Options / SAR Grants

Long-Term Incentive Plan - Awards in Most Recently Completed Fiscal Year

We have no long-term incentive plans in place and no awards were made under any long-term incentive plan to any executive officers during our most recently completed fiscal year. A “Long-Term Incentive Plan” is a plan under which awards are made based on performance over a period of longer than one fiscal year, other than a plan for options, SARs (Stock Appreciation Rights), or restricted share compensation.

We have not adopted a formal stock option plan to provide stock-based incentive compensation to employees, consultants, directors, and other advisors.

Compensation of Directors

We have no formal plan for compensating our directors for their service in their capacity as directors. Directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our Board of Directors. Our Board of Directors may award special remuneration to any director undertaking any special services on our behalf other than services ordinarily required of a director.

Employment Contracts and Termination of Employment and Change in Control Arrangements

Other than as set out in this Prospectus, we have not entered into any employment or consulting agreements with any of our current officers, directors, or employees.

We have no plans or arrangements in respect of remuneration received or that may be received by our executive officers to compensate such officers in the event of termination of employment (as a result of resignation, retirement, change of control) or a change of responsibilities following a change of control where the value of such compensation exceeds $60,000 per executive officer.

Code of Ethics

Our Board of Directors adopted a Code of Ethics on June 15, 2006.

Management Agreements

There are no management agreements with any of our directors or executive officers.

Pension, Retirement, or Similar Benefit Plans

There are no arrangements or plans in which we provide pension, retirement, or similar benefits for directors or executive officers. We do not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers

REPORTS TO SECURITY HOLDERS

We are not required to deliver an annual report to our security holders, but will voluntarily send an annual report together with our annual audited financial statements. Once we become registered with the U.S. Securities and Exchange Commission, we will be required to file annual, quarterly and current reports, proxy statements, and other information with the U.S. Securities and Exchange Commission (the “SEC”), which will be available to the public over the Internet at the SEC's website at http://www.sec.gov. (See Section - “WHERE YOU CAN FIND MORE INFORMATION”).

FINANCIAL STATEMENTS

Our financial statements are stated in United States Dollars (USD$) and are prepared in conformity with generally accepted accounting principles of the United States of America.

Following is an index to the financial statements pertaining to DGT Corp. that are filed as part of this registration statement:

F-1	Independent Auditor's Report

F-2	Balance Sheet as of June 30, 2006;

F-3	Statement of Operations for the period from April 17, 2006 (Inception) to June 30, 2006;

F-4	Statement of Stockholders' Deficiency for the period from April 17, 2006 (Inception) to June 30, 2006;

F-5	Statement of Cash Flows for the period from April 17, 2006 (Inception) to June 30, 2006;

F-6	Notes to the Financial Statements as of June 30, 2006.

RONALD N. SILBERSTEIN, C.P.A., P.L.L.C.
30201 ORCHARD LAKE ROAD, SUITE 150
FARMINGTON HILLS, MICHIGAN 48334
TEL: (248) 330-6226 ● FAX: (248) 479-0578
www.ronscpa.com
____________________________________________

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
DGT Corp.
Coquitlam, British Columbia, Canada

We have audited the accompanying balance sheet of DGT Corp. (a development stage company) as of June 30, 2006 and the related statements of operations, changes in stockholders’ equity and cash flows for the period from inception (April 17, 2006) to June 30, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company has determined that it is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of DGT Corp. as of June 30, 2006, and the results of their operations and their cash flows for the period from inception (April 17, 2006) to June 30, 2006 in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 6 to the financial statements, the Company has limited working capital, has not yet received revenue from sales of products or services, and has incurred losses from operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans with regard to these matters are described in Note 6. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Ronald N. Silberstein, CPA, PLLC
Farmington Hills, Michigan
September 7, 2006

DGT CORP.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET
As of June 30, 2006

ASSETS

Current assets
Cash	$42,665
Share subscriptions receivable	44,500
Product development	5,000
Total current assets	92,165
Property and equipment, net	2,012

TOTAL ASSETS	$94,177

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Accrued expenses	$10,962

STOCKHOLDERS’ EQUITY:
Common stock, $.001 par value, 100,000,000 shares authorized, 9,000,000 shares issued and outstanding	9,000
Additional paid in capital	81,000
Deficit accumulated during the development stage	(6,785)
Total stockholders’ equity	83,215

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$94,177

See accompanying notes to financial statements.

DGT CORP.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF OPERATIONS
Period from April 17, 2006 (Inception) to June 30, 2006

Revenues	$0

General and administrative expenses:
Professional fees	$962
Amortization	88
Bank charges and interest	108
Product development	5,000
Office and miscellaneous	627
Total general and administrative	6,785

Net loss	$(6,785)

Net loss per share:
Basic and diluted	$0.00

Weighted average shares outstanding:
Basic and diluted	9,000,000

See accompanying notes to financial statements.

DGT CORP.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDERS’ EQUITY
Period from April 17, 2006 (Inception) to June 30, 2006

	Common stock		Deficit accumulated during the development stage	Total
	Shares	Amount
Issuance of common stock for cash @$.001	9,000,000	$9,000	$-	$90,000
Net loss for the period	-	-	(6,785)	(6,785)
Balance, June 30, 2006	9,000,000	$9,000	$(6,785)	$83,215

See accompanying notes to financial statements.

DGT CORP.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CASH FLOWS
Period from April 17, 2006 (Inception) to June 30, 2006

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(6,785)
Adjustments to reconcile net loss to Cash used by operating activities:
Depreciation	88
Change in non-cash working capital items Accrued expenses	10,962
CASH FLOWS PROVIDED BY OPERATING ACTIVITIES	4,265
CASH FLOWS FROM INVESTING ACTIVITIES
Product development	(5,000)
Purchase of property and equipment	(2,100)
CASH FLOWS FROM INVESTING ACTIVITIES	(7,100)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of common stock	90,000
Share subscriptions receivable	(44,500)
CASH FLOWS PROVIDED BY FINANCING ACTIVITIES	45,500

NET INCREASE IN CASH	42,665
Cash, beginning of period	-
Cash, end of period	$42,665

SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid	$-
Income taxes paid	$-

See accompanying notes to financial statements.

DGT CORP.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
June 30, 2006

NOTE 1 - SUMMARY OF ACCOUNTING POLICIES

Nature of Business.

DGT Corp. (“DGT”) was incorporated in Nevada on April 17, 2006. DGT is a development stage company located in Vancouver, Canada which operates as a provider of professional digital photo-editing services for photography studios and digital photo processors.

Property and Equipment

The Company’s capital asset is being depreciated over its estimated useful life on a straight line basis over a three year period.

Cash and Cash Equivalents

DGT considers all highly liquid investments with maturities of three months or less to be cash equivalents.

Product development

Product development costs remaining at June 30, 2006 related to prepaid testing costs and will be amortized over 3 months, the length of the testing period.

Fair Value of Financial Instruments

DGT’s financial instruments consist of cash and cash equivalents. The carrying amount of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these financial statements.

Income Taxes

Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

DGT CORP.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
June 30, 2006

NOTE 1 - SUMMARY OF ACCOUNTING POLICIES (continued)

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Basic loss per share

Basic loss per share has been calculated based on the weighted average number of shares of common stock outstanding during the period.

Recent Accounting Pronouncements

DGT does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

NOTE 2 - PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at June 30, 2006:

Computer equipment        $ 2,100
Accumulated depreciation         (88)
                 $ 2,012

The capital asset is being depreciated on a straight-line basis over its estimated useful life of three years.

NOTE 3 - INCOME TAXES

For the period ended June 30, 2006, DGT has incurred net losses and, therefore, has no tax liability. The net deferred tax asset generated by the loss carry-forward has been fully reserved. The cumulative net operating loss carry-forward is approximately $11,750 at June 30, 2006, and will expire in the year 2026.

DGT CORP.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
June 30, 2006

NOTE 3 - INCOME TAXES (continued)

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:

2006
Deferred tax asset attributable to:
Net operating loss carryover	$4,000
Valuation allowance	(4,000)
Net deferred tax asset	$-

NOTE 4 - COMMON STOCK

At inception, DGT issued 9,000,000 shares of stock for $90,000 cash. Share subscriptions receivable in the amount of $ 44,500 at June 30, 2006 were received in July 2006.

NOTE 5 - COMMITMENTS

The company entered into an outsourcing agreement with Dolphin Industries Limited. Under the terms of the agreement, DGT agrees to pay Dolphin Industries Limited the sum of $ 10,000 for carrying out the beta testing of the quality of their photo-editing services and testing of the internet bandwidth for file transmission. Upon successful completion of the beta testing stage, DGT guarantees Dolphin Industries Limited for a period of 90 days, the greater of $5,000 per month or a minimum of 3,300 images to be edited for each 30 day period at $1.50 per image.

NOTE 6 - LIQUIDITY AND GOING CONCERN

The Company has limited working capital and has not yet received revenues from sales of products or services. These factors create substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustment that might be necessary if the Company is unable to continue as a going concern.

The ability of the Company to continue as a going concern is dependent on the Company generating cash from the sale of its common stock and/or obtaining debt financing and attaining future profitable operations. Management’s plans include selling its equity securities and obtaining debt financing to fund its capital requirement and ongoing operations; however, there can be no assurance the Company will be successful in these efforts.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

We have no changes or disagreements with our accountants.

LEGAL MATTERS

Corporate Law Center, attorney Ronald Serota has acted as our legal counsel. The address for Corporate Law Center is 2620 Regatta Dr., Ste. 102, Las Vegas, NV 89128 and telephone is (702) 869-0099.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements, and other information with the U.S. Securities and Exchange Commission. Our U.S. Securities and Exchange Commission filings are available to the public over the Internet at the SEC's website at http://www.sec.gov.

You may also read and copy any materials we file with the Securities and Exchange Commission at the SEC's public reference room at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms.

We have filed a registration statement on Form SB-2 with the U.S. Securities and Exchange Commission under the Securities Act with respect to the securities offered under this Prospectus. This Prospectus, which forms a part of that registration statement, does not contain all information included in the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits. With respect to references made in this Prospectus to any contract or other document of DGT Corp., the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract or document. You may review a copy of the registration statement at the SEC's public reference room. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our filings and the registration statement can also be reviewed by accessing the SEC's website at http://www.sec.gov.

No finder, dealer, sales person, or other person has been authorized to give any information or to make any representation in connection with this offering other than those contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by DGT Corp. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to the date of this Prospectus.

DEALER PROSPECTUS DELIVERY OBLIGATION

Until _________________________, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a Prospectus. This is in addition to the dealer obligation to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions. Dealers are obligated to deliver a Prospectus even after our registration statement has been filed, but prior to the expiration of the 90-day period after ______________ or prior to the expiration after the first date upon which our shares were bona fide offered to the public by us after __________, whichever is later.

INFORMATION NOT REQUIRED IN PROSPECTUS

Indemnification of Directors and Officers

Nevada corporation law provides that:

▪
a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful;

▪
a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper; and

▪
to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

We may make any discretionary indemnification only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances. The determination must be made:

▪	by our security holders;

▪	by our Board of Directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

▪	if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion;

▪	if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion; or

▪	by court order.

Pursuant to Nevada Revised Statutes Section 78.7502 and 78.751, our Bylaws provide for the indemnification of present and former directors and officers and each person who serves at our request as our officer or director. We will indemnify such individuals against all costs, expenses, and liabilities incurred in a threatened, pending or completed action, suit, or proceeding brought because such individual is our director or officer. Such individual must have conducted himself/herself in good faith and reasonably believed that his conduct was in, or not opposed to, our best interest. In a criminal action he must not have had a reasonable cause to believe his conduct was unlawful. This right of indemnification shall not be exclusive of other rights that the individual is entitled to as a matter of law or otherwise.

We will not indemnify an individual adjudged liable due to his negligence or willful misconduct toward us, adjudged liable to us, or if he/she improperly received personal benefit. Indemnification in a derivative action is limited to reasonable expenses incurred in connection with the proceeding. Also, we are authorized to purchase insurance on behalf of an individual for liabilities incurred whether or not we would have the power or obligation to indemnify him pursuant to our bylaws.

Our Bylaws provide that individuals may receive advances for expenses if the individual provides a written affirmation of his good faith belief that he has met the appropriate standards of conduct and he will repay the advance if he is judged not to have met the standard of conduct.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of our company under Nevada law or otherwise, we have been advised the opinion of the Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than payment by us for expenses incurred or paid by a director, officer, or controlling person of our company in successful defense of any action, suit, or proceeding) is asserted by a director, officer, or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by us in connection with the issuance and distribution of the securities being registered hereunder.

SEC registration fees	$ 2, 000

Printing and engraving expenses(1)	2,000

Accounting fees and expenses(1)	15,000

Legal fees and expenses(1)	28,000

Transfer agent and registrar fees(1)	3,000

Fees and expenses for qualification under state securities laws(1)	0

Offering Expenses	50,000

Miscellaneous(1)	$ 10,000

Total	$60,000

(1)	We have estimated these amounts.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Recent Sales of Unregistered Securities

On May 20, 2006 and June 18, 2006, we sold an aggregate of 9,000,000 shares of our common stock at $0.01 per share for aggregate gross proceeds of $90,000. 300,000 shares were sold to a director and officer, 6,000,000 shares were sold to a major shareholder, and 2,700,000 shares sold to various other shareholders.

All thirty-seven (39) shareholders, including the officer and director, are non-U.S. persons in an offshore transaction relying on the exemption from the registration requirements of the Securities Act of 1933 provided by Regulation S and/or Section 4(2) of the Securities Act.

Each purchaser represented to us that he was a non-US person as defined in Regulation S. We did not engage in a distribution of this offering in the United States. Each purchaser represented his intention to acquire the securities for investment only and not with a view toward distribution. We requested our stock transfer agent to affix appropriate legends to the stock certificate issued to each purchaser in accordance with Regulation S and the transfer agent affixed the appropriate legends. Each investor was given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved.

EXHIBITS

Pursuant to Rule 601 of Regulation SB, the following exhibits are included herein or incorporated by reference.

Exhibit Number	Description
3.1	Articles of Incorporation (1)
3.2	By-Laws (1)
5.1	Opinion of Corproate Law Center, attorney Ronald Serota, Esq. and consent to use (1)
10.1	Photo Retouching Outsourcing Agreement (1)
23.1	Consent of Ronald N. Silberstein CPA PLLC Independent Certified Public Accountants
99.1	Feasibility Study (1)
                                    (1)  Previously filed on Form SB-2 dated September 19, 2006.

Undertakings

The undersigned company hereby undertakes that it will:

(1)	file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include:

any Prospectus required by Section 10(a)(3) of the Securities Act;

reflect in the Prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

any additional or changed material information with respect to the plan of distribution not previously disclosed in the registration statement.

(2)
for the purpose of determining any liability under the Securities Act, each of the post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)	remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of our company pursuant to the foregoing provisions, or otherwise, our company has been advised that in the opinion of the Commission that type of indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against said liabilities (other than the payment by our company of expenses incurred or paid by a director, officer, or controlling person of our company in the successful defense of any action, suit or proceeding) is asserted by the director, officer, or controlling person in connection with the securities being registered, our company will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue.

For purposes of determining any liability under the Securities Act, the information omitted from the form of Prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the Shunyi District, Beijing, China on October 5 , 2006.

DGT CORP.

By: /s/ Jurgen Ballmaier
Jurgen Ballmaier, President, Secretary, Chief Executive Officer and Director
(Principal Executive Officer)
Dated: October 5, 2006

By: /s/ Dr. Wolfgang Wagner
Dr. Wolfgang Wagner, Chief Financial Officer, Principal Accounting Officer, Treasurer and Director
Dated: October 5, 2006

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jurgen Ballmaier as his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or of their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates stated.

Signatures

By: /s/ Jurgen Ballmaier
Jurgen Ballmaier, President, Secretary, Chief Executive Officer and Director
(Principal Executive Officer)
Dated: October 5, 2006

By: /s/ Dr. Wolfgang Wagner
Dr. Wolfgang Wagner, Chief Financial Officer, Principal Accounting Officer, Treasurer and Director
Dated: October 5, 2006